UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vanguard Natural Resources, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware		61-1521161
(State of incorporation or organization)		(IRS Employer Identification Number)

5847 San Felipe, Suite 3000 Houston, TX 77057
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series C Cumulative Redeemable Perpetual Preferred Units representing preferred equity interests	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: N/A (if applicable).
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
A description of the 7.75% Series C Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”), representing preferred equity interests in Vanguard Natural Resources, LLC (the “Registrant”), is set forth under the captions “Description of Series C Preferred Units” and “Material Tax Considerations” in the Registrant’s prospectus supplement dated September 10, 2014 and the base prospectus dated January 18, 2012, as filed by the Registrant with the Securities and Exchange Commission on September 12, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-179050), as amended by Post-Effective Amendment No. 1 filed on June 12, 2013, Post-Effective Amendment No. 2 filed on March 4, 2014 and Post-Effective Amendment No. 3 filed on September 10, 2014, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.
The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1	Registration Statement on Form S-3 (Registration No. 333-179050), filed with the Securities and Exchange Commission on January 18, 2012 (incorporated herein by reference).
2
Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2007 (File No. 333-142363)).

3
Fifth Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated September 15, 2014 (File No. 001-33756)).

4
Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated September 15, 2014 (File No. 001-33756)).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
VANGUARD NATURAL RESOURCES, LLC

By:     /s/ Scott W. Smith
Name:    Scott W. Smith
Title:    President and Chief Executive Officer
Date: September 22, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
1	Registration Statement on Form S-3 (Registration No. 333-179050), filed with the Securities and Exchange Commission on January 18, 2012 (incorporated herein by reference).
2
Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, filed with the Securities and Exchange Commission on April 25, 2007 (File No. 333-142363)).

3
Fifth Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated September 15, 2014 (File No. 001-33756)).

4
Specimen Unit Certificate for the Preferred Units (incorporated herein by reference to Exhibit D to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated September 15, 2014 (File No. 001-33756)).